Exhibit 99.B(p)(5)

DECLARATION MANAGEMENT & RESEARCH LLC

CODE OF ETHICS

Declaration Management & Research LLC (“Declaration” or the “Company”) is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Declaration has adopted this Code of Ethics in compliance with Rule 204A-1 of the Advisers Act (“Rule 204A-1”) and Rule 17j-1 of the Investment Company Act (“Rule 17j-1”).

Declaration is committed to the highest ethical and professional standards. This Code of Ethics applies to persons in the following categories (collectively, “Covered Persons”):

(i)                                     each Declaration employee, including any employee who is also a director or officer of Declaration(1); and

(ii)                                  each Declaration director and officer who is not a Declaration employee(2).

Certain provisions of the Code apply only to certain categories of Covered Persons. Among other things, the Code governs the conduct of Covered Persons’ personal securities transactions.

•                  Declaration, together with its directors, officers and employees, has a fiduciary duty to its clients which requires all Declaration directors, officers and employees to place the interests of clients first whenever the possibility of a conflict of interest exists.

•                  Declaration employees are expected to place the interests of clients ahead of their personal interests and to treat all client accounts in a fair and equitable manner.

(1)   This category also includes any person who has access to advance information about anticipated trading for Declaration’s client accounts or who participates in investment decision-making for Declaration’s client accounts.

(2)   This category includes each Declaration director who has been elected as a director of the Company by the Company’s owner and each Declaration officer who has been elected as an officer of the Company by the Company’s Board of Directors, in each case who is not an employee of Declaration, regardless of whether he or she is an employee of an affiliate of Declaration, and as long as he or she has no access to advance information about anticipated trading for Declaration’s client accounts and does not participate in investment decision-making for client accounts. For example, the Secretary and the Treasurer are Declaration officers who are not Declaration employees.

•                  All personal securities transactions must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or other abuse of the Covered Person’s position of trust and responsibility.

•                  No Declaration employee may take advantage of his or her position by attempting to trade in advance of client accounts (“front-running”), engage in manipulative market practices such as manipulative market timing, or take advantage of an investment opportunity that properly belongs to Declaration’s clients or should be offered to Declaration’s clients first.

•                  All personal securities transactions, holdings and accounts must be reported in accordance with the provisions of this Code of Ethics.

•                  All Covered Persons must comply with all applicable Federal securities laws.(3)

The standards set forth above govern all conduct, whether or not the conduct is also covered by more specific provisions of this Code of Ethics.  Covered Persons are encouraged to raise any questions concerning the Code of Ethics with Carole Parker, Chief Compliance Officer of Declaration (the “Chief Compliance Officer”), or William P. Callan, President of Declaration (the “President”). Covered Persons should be alert at all times to honoring the spirit and intent as well as the letter of the Code. Failure to comply with the Code of Ethics may result in serious consequences, including but not limited to disciplinary action including termination of employment.

CODE PROVISIONS

1.                                      Declaration Employees:  Ban on Transactions in Corporate Fixed Income Securities, Asset-Backed Securities and Derivatives Thereof

No Declaration employee or “family member”(4) of such employee may trade in any corporate fixed income securities or in any asset-backed securities (RMBS, CMBS, Agency MBS, credit card ABS etc.), domestic or international, or any securities or

(3)   For purposes of this Code, the term “Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

(4)   For the purposes of this Code, a “family member” of a person means such person’s spouse, “significant other”, minor child or other family members sharing a household or whose investments are controlled by such person.  The term also includes any unrelated individual for whom such person controls investments. “Significant others” are defined for these purposes as two people who (i) share the same primary residence, (ii) share living expenses and (iii) are in a committed relationship and intend to remain in the relationship indefinitely.

derivatives that derive their value principally from any corporate fixed income securities or asset-backed securities. Exemptions may be requested by contacting the Chief Compliance Officer, in writing. Exemptions may be granted for investments held at the time of employment or taking office, investments held at the time of an employee becoming subject to this restriction and for other compelling reasons.

2.                                      Declaration Employees: Ban on Transactions in Restricted List Securities

No Declaration employee or family member of such employee may trade in any security included on the DMR Restricted List (located on the Main Menu of the Unity system).

3.                                      Declaration Employees: Pre-Clearance

Banned Trading. Transactions banned or limited pursuant to Section 1 (corporate debt and asset-backed securities), 2 (Restricted List securities) or 4 (IPOs) may not be engaged in by Declaration employees or their respective family members except as otherwise provided in such Sections or pursuant to a specific exemption from the Chief Compliance Officer.

General Preclearance Requirement.  Except for certain trades excluded below, pre-clearance approval is required for all personal trades of a Declaration employee and any family member of such employee in all of the following securities and related instruments (whether publicly registered, private placed or offered under Rule 144A) in order to avoid any perception of favored treatment from other industry personnel or companies:

•      Equity securities (shares/stock) and options of Manulife Financial Corporation (“MFC”)

•      Options

•      Bonds

•      Government securities (other than U.S. Treasury securities and municipal securities)

•      Options on securities, indexes and currencies

•      Swaps

•      Limited partnerships and limited liability company interests

•      Private placements and Rule 144A securities

•      Domestic and non-U.S. unit investment trusts

•      Private investment funds and hedge funds

•      Warrants, rights, etc. , to purchase securities whether publicly traded or privately held

•      Futures, investment contracts and any instrument that is considered a “security” under the Securities Act of 1933

Preclearance Exclusions. Preclearance is not required for:

•                  Automatic trades in the MFC Global Share Ownership Plan (“GSOP”) (Special sales or discretionary purchases and sales must be precleared)

•                  Trades in the John Hancock Unified 401(k) plan

•                  Trades in shares of mutual funds (including funds for which Declaration or an affiliate acts as the investment adviser or sub adviser or principal underwriter (“Affiliated Funds”) — listed on Attachment 1 as of July 2010)

•                  Trades in shares of non-U.S. mutual funds

•                  Trades in shares of closed-end funds (i.e., funds which generally do not continuously offer their shares for sale, but rather sell a fixed number of shares at one time (in an initial public offering), after which the shares typically trade on a secondary market)

•                  Trades in an automatic investment plan (includes a dividend reinvestment plan) except any transactions which set up, change or override a pre-set schedule such as a discretionary sale or purchase

•                  Receipt of options, including options issued by MFC

•                  Corporate actions such as stock dividends, dividend reinvestments, stock splits, mergers, consolidations, spin-offs or other similar corporate reorganizations or distributions.   All discretionary purchases and sales such as takeovers, rights and offerings must be reported and precleared.

•                  Gifts of securities

•                  Exchange traded funds (“ETFs”)

•                  Trades in brokerage CDs

•                  Transactions in publicly traded equity securities, except those of MFC (preclearance required) and securities on the DMR Restricted List (transactions banned)

Pre-Clearance Requests. A request for pre-clearance should be submitted to the Chief Compliance Officer or, in her absence, the President, containing the following information:

a)                        The Declaration employee’s name and name of family member trading, if different,

b)                       Name, type and description of security or derivative,

c)                        CUSIP number, if publicly traded,

d)                       Whether sale or purchase,

e)                        If sale, date of purchase,

f)                          If a private placement (including Rule 144A securities), the seller and/or the broker and whether or not the seller and/or broker is one with whom the Declaration employee or Fund officer does business on a regular basis,

g)                       The date of the request,

or such other information as the Chief Compliance Officer may determine from time to time. Please note that approval is effective only for the date granted. Clearance of any transaction may be denied if the transaction would raise issues regarding the appearance of impropriety. A sample form for pre-clearance is attached at the end of this Code. In addition, portfolio managers, analysts and others with access to information about anticipated trading in client portfolios are reminded of the importance of not “front-running” a client trade or trading in close proximity (before or after) to a known or expected trade in a client account. Sanctions may be imposed for personal trading in conflict with client interests or for the mere “appearance of impropriety” in personal trading.

4.                                      Declaration Employees: No Purchases of Initial Public Offerings (IPOs)

In addition to the bans in Sections 1 and 2, no Declaration employee or family member of such employee may purchase any newly issued publicly-offered securities until the next business (trading) day after the offering date and after receipt of pre-clearance approval.  No purchase should be at other than the market price prevailing on, or subsequent to, such business day.  The Chief Compliance Officer may grant exemptions from this ban for compelling reasons if the proposed purchase appears to present no opportunity for abuse.

Any Declaration employee who is a registered representative of a broker-dealer (such as John Hancock Distributors LLC) is subject to FINRA rules and the broker-dealer’s own policies and procedures regarding purchases of IPOs.

5.                                      Declaration Directors and Officers who are not Declaration Employees: Pre-Clearance of IPOs

Each Declaration director and officer who is not a Declaration employee must obtain the approval of the Chief Compliance Officer or, in her absence, the President before investing, directly or indirectly, in an IPO.  Such persons are not subject to the bans contained in Sections 1 and 2 or the pre-clearance requirements of Section 3.

6.                                      All Access Persons: Initial and Annual Disclosures of Personal Holdings

For purposes of Rule 17j-1 and Rule 204A-1, Declaration treats each of its employees, including any employee who is also a director or officer of Declaration, as an “access person” of Declaration.  All access persons of Declaration, within 10 days after becoming an “access person” and annually thereafter, must disclose holdings of certain securities in which they have any direct or indirect beneficial ownership, and the name of any broker, dealer or bank with whom the individual maintained an account in which such securities were held for the direct or indirect benefit of the individual.  Any accounts over which the “access person” has no direct or indirect influence or control are exempted from this disclosure requirement.  Both “initial” and “annual” reports furnished under this Section must contain the information required by Rule 17j-1(d)(1) and Rule 204A-1.

Access persons must report holdings of the following securities:

•                  Equity securities (including MFC shares and MFC shares under the GSOP)

•                  Options (including MFC options)

•                  Bonds

•                  U.S. (federal) (other than U.S. Treasuries but including indirect obligations such as Agency MBS) securities and securities issued by non-U.S. governments

•                  Affiliated Fund securities (except securities of John Hancock money market funds)

•                  Closed-end fund securities

•                  Options on securities, indexes and currencies

•                  Swaps

•                  Limited partnerships and limited liability company interests

•                  Private placements and Rule 144A securities

•                  ETF securities

•                  Domestic and non-U.S. unit investment trust securities

•                  Non-U.S. mutual fund securities

•                  Private investment fund and hedge fund securities

•                  Futures, investment contracts or any instrument that is considered a “security” under the Securities Act of 1933

•                  Warrants, rights, etc., to purchase securities whether publicly traded or privately held

•                  Brokerage CDs

Access persons are not required to report holdings of the following securities:

•                  U.S. Treasury securities

•                  Securities issued or guaranteed by the government of Canada or the government of any province in Canada and securities issued or guaranteed by the governments of the United States, United Kingdom, Germany, Japan, France and Italy

•                  Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality, short-term debt instruments (any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements

•                  Securities of U.S. mutual funds that are not Affiliated Funds

•                  Securities of U.S. money market mutual funds, including John Hancock money market funds

•                  Physical commodities

•                  Securities in accounts over which an access person has no direct or indirect influence or control

•                  Shares issued by unit investment trusts that are invested exclusively in one or more U.S. mutual funds that are not Affiliated Funds

•                  Tax-exempt domestic debt securities (municipal bonds)

7.                                      All Access Persons: Quarterly Reports

All access persons of Declaration must file Individual Securities Transactions Reports (“Quarterlies”) by the 30th day following the close of a quarter. Transactions that must be disclosed are those in which the individual has any direct or indirect beneficial ownership and which involve securities for which reporting is required under Section 6. In addition, all accounts in which any securities were held for the direct or indirect benefit of the access person must be disclosed. All “Quarterlies” furnished under this Section must contain the information required by Rule 17j-1(d)(1) and Rule 204A-1.

Transactions in securities include, among other things, the writing of an option to purchase or sell a security.

The Chief Compliance Officer receives information on holdings and transactions for the John Hancock Unified 401(k) Plan. Accordingly, access persons who have reported that they participate in the 401(k) plan are not required to report on holdings and transactions in such plan.

8.                                      Inside Information Policy and Procedures

Please refer to a separate Declaration policy, the Declaration Inside Information Policy and Procedures, and a separate Manulife policy, the Manulife Financial Insider Trading and Reporting Policy and List of Designated Insiders.  In addition to the reporting requirements under this Code of Ethics, Declaration employees are subject to certain reporting obligations under the Declaration Inside Information Policy and Procedures. These include reporting accounts over which the employee has investment discretion and a requirement that notice of each transaction in such an account be sent to the Chief Compliance Officer within 10 days of a transaction.

All employees are also subject to the Manulife Financial Insider Trading and Reporting Policy and List of Designated Insiders.

The CFA Institute Standards of Practice Handbook, noted below, contains a useful discussion on the prohibition against the use of material, non-public information.

9.                                      Manulife Code of Business Conduct & Ethics

As required by its parent company, Declaration has adopted the Manulife Code of Business Conduct & Ethics, which is distributed annually to each employee for review and certification of compliance.  The provisions of the Manulife Code of Business Conduct & Ethics, therefore, are not incorporated within this Code of Ethics.

10.          Dealing with Brokers and Vendors

Declaration employees should consult the Manulife Code of Business Conduct & Ethics regarding business dealings with brokers and vendors. Employees are reminded that any dealings with and/or potential expenditures involving public officials are limited by Section IV of the Manulife Code of Business Conduct & Ethics.

11.          Service as Director

Declaration employees should refer to the Manulife Code of Business Conduct & Ethics regarding service on boards of publicly traded companies as well as service on certain privately held company, non-profit or association boards.

12.          Annual Distribution; Annual Report to the Board

This Code of Ethics will be distributed to all Covered Persons promptly after the commencement of their affiliation with the Company, and in addition whenever substantive amendments are made, and all Covered Persons will be required to acknowledge in writing their receipt of the Code and any such amendments.

Declaration will be required to report annually to its Board of Directors that all Declaration employees have received a copy of this Code of Ethics and have certified their compliance.

Declaration will summarize for its Board of Directors existing procedures and any changes made during the past year or recommended to be made, and will identify to the Board, and may identify to the Board of Directors of any registered investment company advised by Declaration, any violations requiring significant remedial action during the past year.

13.          CFA Institute Standards of Practice Handbook

At Declaration, some employees have earned and others are candidates for the Chartered Financial Analyst designation (“CFA®”) and are subject to the Code of Ethics and Standards of Professional Conduct contained in the CFA Institute Standards of Practice Handbook.  Employees are reminded that the Handbook is an excellent resource for information on professional conduct.

14.          Code of Ethics Enforcement

All Declaration employees are required to certify that they have read and understand this Code of Ethics and recognize that they are subject to and will comply with the provisions of the Code. All Declaration employees also are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported.

The Chief Compliance Officer may grant exemptions/exceptions to the requirements of the Code on a case-by-case basis if the proposed conduct appears to involve no opportunity for abuse. All exceptions/exemptions shall be in writing and copies shall be maintained with a copy of the Code. A record shall be maintained of any decision to grant pre-clearance to a private placement transaction, or to grant an exemption to the ban on purchases of IPO’s, together with the reasons supporting the decision. Similarly, a record shall be kept of any approval of a purchase of an IPO by a Declaration director or officer who is not a Declaration employee, together with the reasons supporting the decision.

If any Covered Person becomes aware of a violation of the Code, whether by themselves or by another person, the violation must be reported to the Chief Compliance Officer promptly. You may report violations or suspected violations without fear of retaliation.  Declaration does not permit retaliation of any kind against any person for good faith reports of potentially illegal or unethical behavior.

A record shall be maintained of all violations or suspected violations reported to the Chief Compliance Officer, and any other violations of which the Chief Compliance Officer becomes aware, and of the results of the investigation and/or resolution of such violations. Such record may but need not include the name of the person reporting the violation.

The Chief Compliance Officer will review all reports submitted under this Code and will conduct post-trade monitoring and other audit procedures reasonably designed to assure compliance with the Code of Ethics.  Covered Persons are advised that the Code’s procedures will be monitored and enforced, with potential sanctions for violations including, as pertinent, a written warning, disgorgement of profits, fines, suspension, termination and, where required, reports to the CFA Institute or the appropriate regulatory authority.  Copies of all reports filed, records of violations and copies of letters or other records of sanctions imposed will be maintained in a compliance file.

The Chief Compliance Officer will have primary responsibility for enforcing the Code of Ethics on behalf of Declaration.  However, as pertinent, significant violations of the Code may be referred by the Chief Compliance Officer to Declaration’s President and Board of Directors for review and/or appropriate action.

Adopted by Declaration as of October 1, 2003

Amended and restated as of September 15, 2004

Amended and restated as of January 27, 2005

Amended and restated as of May 1, 2006

Amended and restated as of December 31, 2007

Amended and restated as of April 25, 2008.

Amended and restated as of August 4, 2010

Amended and restated as of January 1, 2011

DECLARATION MANAGEMENT & RESEARCH LLC

CODE OF ETHICS

REQUEST FOR PRE-CLEARANCE

•                  Requestor’s name and name of individual or family member trading, if different:

•                  Name, type and description of security or derivative:

•                  CUSIP number, if publicly traded:

•                  Whether sale or purchase:

•                  If sale, date of purchase:

•                  If a private placement (including 144As), the seller and/or the broker and whether or not the seller and/or the broker is one with whom the Requestor does business on a regular basis:

Requestor’s Signature	Date

Compliance Officer	Date

If this pre-clear relates to the acquisition of a private placement security (including 144As), a memo stating the reason for granting approval of the acquisition must be attached to this form.

Approval Granted	Date

PLEASE NOTE THAT APPROVAL IS EFFECTIVE ONLY FOR THE DATE GRANTED.

Attachment 1

Affiliated Funds (as of 7/12/10)

JOHN HANCOCK FUNDS

Name of Trust and Fund(s):	Adviser: John Hancock Advisers, LLC.
Open-End Funds:	Subadviser for Fund:
JH Bond Trust:
Government Income Fund	MFC Global Investment Management (U.S.), LLC
High Yield Fund	MFC Global Investment Management (U.S.), LLC
Investment Grade Bond Fund	MFC Global Investment Management (U.S.), LLC

JH California Tax-Free Income Fund:
California Tax-Free Income Fund	MFC Global Investment Management (U.S.), LLC

JH Capital Series:
Classic Value Fund	Pzena Investment Management, LLC
Classic Value Fund II	Pzena Investment Management, LLC
U. S. Global Leaders Growth Fund	Sustainable Growth Advisers, LP

JH Current Interest:
Money Market Fund	MFC Global Investment Management (U.S.), LLC

JH Investment Trust:
Balanced Fund	MFC Global Investment Management (U.S.), LLC
Global Opportunities Fund	MFC Global Investment Management (U.S.), LLC
Large Cap Equity Fund	MFC Global Investment Management (U.S.), LLC
Small Cap Intrinsic Value Fund	MFC Global Investment Management (U.S.), LLC
Sovereign Investors Fund	MFC Global Investment Management (U.S.), LLC

JH Investment Trust II:
Financial Industries Fund	MFC Global Investment Management (U.S.), LLC
Regional Bank Fund	MFC Global Investment Management (U.S.), LLC
Small Cap Equity Fund	MFC Global Investment Management (U.S.), LLC

JH Investment Trust III:
Greater China Opportunities Fund	MFC Global Investment Management (U.S.A.) Limited

JH Municipal Securities Trust:
High Yield Municipal Bond Fund	MFC Global Investment Management (U.S.), LLC
Tax-Free Bond Fund	MFC Global Investment Management (U.S.), LLC

JH Series Trust:
Mid Cap Equity Fund	MFC Global Investment Management (U.S.), LLC

JH Sovereign Bond Fund:
Bond Fund	MFC Global Investment Management (U.S.), LLC

JH Strategic Series:
Strategic Income Fund	MFC Global Investment Management (U.S.), LLC

JH Tax-Exempt Series Fund:
Massachusetts Tax-Free Income Fund	MFC Global Investment Management (U.S.), LLC
New York Tax-Free Income Fund	MFC Global Investment Management (U.S.), LLC

Closed end Funds:
Bank & Thrift Opportunity Fund	MFC Global Investment Management (U.S.), LLC
Income Securities Trust	MFC Global Investment Management (U.S.), LLC
Investors Trust	MFC Global Investment Management (U.S.), LLC
Preferred Income Fund	MFC Global Investment Management (U.S.), LLC
Preferred Income Fund II	MFC Global Investment Management (U.S.), LLC
Preferred Income Fund III	MFC Global Investment Management (U.S.), LLC
Patriot Premium Dividend Fund II	MFC Global Investment Management (U.S.), LLC
Tax-Advantaged Dividend Income Fund	MFC Global Investment Management (U.S.), LLC
Tax-Advantaged Global Shareholder Yield Fund	Epoch Investment Partners, Inc. and Analytic Investors, Inc.

JOHN HANCOCK FUNDS II

Adviser: John Hancock Investment
Management Services, LLC.
Name of Fund:	Subadviser for Fund:
Active Bond Fund	MFC Global Investment Management (U.S.), LLC and Declaration Management & Research LLC
All Cap Core Fund	Deutsche Investment Management Americas Inc.
All Cap Growth Fund	Invesco AIM Capital Management, Inc.
All Cap Value Fund	Lord, Abbett & Co. LLC.
Alpha Opportunities Trust	Wellington Management Company, LLP

Alternative Asset Allocation Fund	MFC Global Investment Management (U.S.A.) Limited
Blue Chip Growth Fund	T. Rowe Price Associates, Inc.
Capital Appreciation Fund	Jennison Associates LLC
Core Bond Fund	Wells Capital Management, Incorporated
Core Diversified Growth & Income Portfolio	MFC Global Investment Management (U.S.A.) Limited
Core Fundamental Holdings Portfolio	MFC Global Investment Management (U.S.A.) Limited
Core Global Diversification Portfolio	MFC Global Investment Management (U.S.A.) Limited
Emerging Markets Debt Fund	MFC Global Investment Management (U.S.), LLC
Emerging Markets Value Fund	Dimensional Fund Advisers, Inc.
Equity-Income Fund	T. Rowe Price Associates, Inc.
Financial Services Fund	Davis Selected Advisers, L.P.
Floating Rate Income Fund	Western Asset Management Company
Fundamental Value Fund	Davis Selected Advisers, L.P.
Global Agribusiness Fund	MFC Global Investment Management (U.S.A.) Limited
Global Bond Fund	Pacific Investment Management Company LLC
Global Fund	Templeton Global Advisors Limited
Global High Yield Fund	MFC Global Investment Management (U.S.A.) Limited
Global Infrastructure Fund	MFC Global Investment Management (U.S.A.) Limited
Global Real Estate Fund	Deutsche Investment Management Americas Inc.
Global Timber Fund	MFC Global Investment Management (U.S.A.) Limited
Heritage Fund (FKA Vista Fund)	American Century Investment Management, Inc.
High Income Fund	MFC Global Investment Management (U.S.), LLC
High Yield Fund	Western Asset Management Company
Income Fund	Franklin Advisers, Inc.
Index 500 Fund	MFC Global Investment Management (U.S.A.) Limited
International Equity Index Fund	SSgA Funds Management, Inc.
International Opportunities Fund	Marsico Capital Management, LLC
International Small Cap Fund	Templeton Investment Counsel LLC
International Small Company Fund	Dimensional Fund Advisors
International Value Fund	Templeton Investment Counsel LLC
Investment Quality Bond Fund	Wellington Management Company, LLP
Large Cap Fund	UBS Global Asset Management (Americas) Inc.
Large Cap Value Fund	BlackRock Investment Management LLC

Lifecycle 2010 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2015 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2020 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2025 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2030 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2035 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2040 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2045 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2050 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Lifestyle Aggressive Portfolio	MFC Global Investment Management (U.S.A.) Limited and Deutsche Investment Management Americas, Inc.
Lifestyle Balanced Portfolio	MFC Global Investment Management (U.S.A.) Limited and Deutsche Investment Management Americas, Inc.
Lifestyle Conservative Portfolio	MFC Global Investment Management (U.S.A.) Limited and Deutsche Investment Management Americas, Inc.
Lifestyle Growth Portfolio	MFC Global Investment Management (U.S.A.) Limited and Deutsche Investment Management Americas, Inc.
Lifestyle Moderate Portfolio	MFC Global Investment Management (U.S.A.) Limited and Deutsche Investment Management Americas, Inc.
Mid Cap Growth Index Fund	SSgA Funds Management, Inc.
Mid Cap Index Fund	MFC Global Investment Management (U.S.A.) Limited
Mid Cap Stock Fund	Wellington Management Company, LLP
Mid Cap Value Equity Fund	Riversource Investments, LLC
Mid Cap Value Fund	Lord, Abbett & Co. LLC.
Mid Cap Value Index Fund	SSgA Funds Management, Inc.
Mid Value Fund	T. Rowe Price Associates, Inc.
Money Market Fund	MFC Global Investment Management (U.S.A.) Limited

Multi Sector Bond Fund	Stone Harbor Investment Partners, LP
Natural Resources Fund	Wellington Management Company, LLP
Optimized Value Fund	MFC Global Investment Management (U.S.A.) Limited
Real Estate Equity Fund	T. Rowe Price Associates, Inc.
Real Estate Securities Fund	Deutsche Investment Management Americas Inc.
Real Return Bond Fund	Pacific Investment Management Company LLC
Retirement 2010 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Retirement 2015 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Retirement 2020 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Retirement 2025 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Retirement 2030 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Retirement 2035 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Retirement 2040 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Retirement 2045 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Retirement 2050 Portfolio	MFC Global Investment Management (U.S.A.) Limited
Retirement Rising Distribution Portfolio	MFC Global Investment Management (U.S.A.) Limited
Science & Technology Fund	T. Rowe Price Associates, Inc., RCM Capital Management LLC
Short Term Gov’t Income Fund	MFC Global Investment Management (U.S.), LLC
Small Cap Growth Fund	Wellington Management Company, LLP
Small Cap Index Fund	MFC Global Investment Management (U.S.A.) Limited
Small Cap Opportunities Fund	Munder Capital Management
Small Cap Value Fund	Wellington Management Company, LLP
Small Company Growth Fund	AIM Capital Management, Inc.
Small Company Value Fund	T. Rowe Price Associates, Inc.
Smaller Company Growth Trust	Frontier Capital Management Company, LLC; Perimeter Capital Management; MFC Global Investment Management (U.S.A.) Limited
Spectrum Income Fund	T. Rowe Price Associates, Inc.
Strategic Bond Fund	Western Asset Management Company

Strategic Income Opportunities Fund	MFC Global Investment Management (U.S.), LLC
Technical Opportunities	Wellington Management Company LLP
Total Bond Market Fund	Declaration Management & Research, LLC
Total Return Fund	Pacific Investment Management Company LLC
Total Stock Market Index Fund	MFC Global Investment Management (U.S.A.) Limited
U.S. Government Securities Fund	Western Asset Management Company
U.S. High Yield Bond Fund	Wells Capital Management, Incorporated
U.S. Multi Sector Fund	Grantham, Mayo, Van Otterloo & Co. LLC
Value & Restructuring Fund	Columbia Management Advisors
Value Fund	Morgan Stanley Investment Management Inc. (Van Kampen)

JOHN HANCOCK FUNDS III

Adviser: John Hancock Investment Management Services, LLC.
Name of Fund:	Subadviser for Fund:
Classic Value Mega Cap Fund	Pzena Investment Management, LLC
Core High Yield Fund	MFC Global Investment Management (U.S.A.) Limited
Disciplined Value Fund	Robeco Investment Management, Inc.
Disciplined Value Mid Cap Fund	Robeco Investment Management, Inc.
Global Shareholder Yield Fund	Epoch Investment Partners, Inc.
Growth Opportunities Fund	GMO, LLC
International Allocation Portfolio	MFC Global Investment Management (U.S.A.) Limited
International Core Fund	GMO, LLC
International Growth Fund	GMO, LLC
Leveraged Companies Fund	MFC Global Investment Management (U.S.), LLC
Rainier Growth Fund	Rainier Investment Management Inc.
Small Company Fund	Fiduciary Management Associates, LLC
Small Cap Opportunities Fund	MFC Global Investment Management (U.S.), LLC
U. S. Core Fund	GMO, LLC
Value Opportunities Fund	GMO, LLC

JOHN HANCOCK TRUST

Adviser: John Hancock Investment
Management Services, LLC.
Name of Trust:	Subadviser for Fund:
500 Index Trust	MFC Global Investment Management (U.S.A.) Limited
500 Index Trust B	MFC Global Investment Management (U.S.A.) Limited
Active Bond Trust	MFC Global Investment Management (U.S.), LLC and Declaration Management & Research LLC
All Cap Core Trust	Deutsche Investment Management Americas Inc. and RREEF America LLC
All Cap Value Trust	Lord, Abbett & Co. LLC.
Alpha Opportunities Trust	Wellington Management Company, LLP
American Asset Allocation Trust*	Capital Research Management Company
American Blue Chip Income and Growth Trust*	Capital Research Management Company
American Bond Trust*	Capital Research Management Company
American Fundamental Holdings Trust	MFC Global Investment Management (U.S.A.) Limited
American Global Diversification Trust	MFC Global Investment Management (U.S.A.) Limited
American Global Growth Trust*	Capital Research Management Company
American Global Small Capitalization Trust*	Capital Research Management Company
American Growth Trust*	Capital Research Management Company
American Growth-Income Trust*	Capital Research Management Company
American High-Income Bond Trust*	Capital Research Management Company
American International Trust*	Capital Research Management Company
American New World Trust*	Capital Research Management Company
Balanced Trust	T. Rowe Price Associates, Inc
Blue Chip Growth Trust	T. Rowe Price Associates, Inc.
Bond Trust	MFC Global Investment Management (U.S.), LLC
Capital Appreciation Trust	Jennison Associates LLC
Capital Appreciation Value Trust	T. Rowe Price Associates, Inc.
Core Allocation Trust	MFC Global Investment Management (U.S.A.) Limited
Core Asset Allocation Plus Trust	Wellington Management Company, LLP
Core Balanced Trust	MFC Global Investment Management (U.S.A.) Limited
Core Balanced Strategy Trust	MFC Global Investment Management (U.S.), LLC
Core Bond Trust	Wells Capital Management, Incorporated
Core Diversified Growth & Income Trust	MFC Global Investment Management (U.S.A.) Limited
Core Disciplined Diversification Trust	MFC Global Investment Management (U.S.A.) Limited

Core Fundamental Holdings Trust	MFC Global Investment Management (U.S.A.) Limited
Core Global Diversification Trust	MFC Global Investment Management (U.S.A.) Limited
Core Strategy Trust	MFC Global Investment Management (U.S.A.) Limited
Disciplined Diversification Trust	Dimensional Fund Advisors Inc.
Emerging Markets Value Trust	Dimensional Fund Advisers, Inc.
Equity-Income Trust	T. Rowe Price Associates, Inc.
Financial Services Trust	Davis Selected Advisers, L.P.
Floating Rate Income Trust	Western Asset Management Company
Franklin Templeton Founding Allocation Trust	MFC Global Investment Management (U.S.A.), Limited
Fundamental Value Trust	Davis Selected Advisers, L.P.
Global Bond Trust	Pacific Investment Management Company LLC
Global Trust	Templeton Global Advisors Limited
Growth Equity Trust	Rainier Investment Management, Inc.
Health Sciences Trust	T. Rowe Price Associates, Inc.
Heritage Trust (FKA Vista Trust)	American Century Investment Management, Inc.
High Income Trust	MFC Global Investment Management (U.S.), LLC
High Yield Trust	Western Asset Management Company Limited
Income Trust	Franklin Advisers, Inc.
International Core Trust	Grantham, Mayo, Van Otterloo & Co. LLC
International Equity Index Trust A	SSgA Funds Management, Inc.
International Equity Index Trust B	SSgA Funds Management, Inc.
International Index Trust	MFC Global Investment Management (U.S.A.), Limited
International Opportunities Trust	Marsico Capital Management, LLC
International Small Company Trust	Dimensional Fund Advisors Inc.
International Value Trust	Templeton Investment Counsel LLC (Templeton Global Advisors Limited serves as sub-subadviser)
Intrinsic Value Trust	Grantham, Mayo, Van Otterloo & Co. LLC
Investment Quality Bond Trust	Wellington Management Company, LLP
Large Cap Trust	UBS Global Asset Management (Americas) Inc.
Large Cap Value Trust	BlackRock Investment Management, LLC
Lifecycle 2010 Trust	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2015 Trust	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2020 Trust	MFC Global Investment Management (U.S.A.) Limited

Lifecycle 2025 Trust	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2030 Trust	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2035 Trust	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2040 Trust	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2045 Trust	MFC Global Investment Management (U.S.A.) Limited
Lifecycle 2050 Trust	MFC Global Investment Management (U.S.A.) Limited
Lifestyle Aggressive Trust	MFC Global Investment Management (U.S.A.) Limited and Deutsche Investment Management Americas, Inc.
Lifestyle Balanced Trust	Deutsche Investment Management Americas Inc.
Lifestyle Conservative Trust	Deutsche Investment Management Americas Inc. and MFC Global Investment Management (U.S.A.) Limited
Lifestyle Growth Trust	Deutsche Investment Management Americas Inc. and MFC Global Investment Management (U.S.A.) Limited
Lifestyle Moderate Trust	Deutsche Investment Management Americas Inc. MFC Global Investment Management (U.S.A.) Limited
Mid Cap Index Trust	MFC Global Investment Management (U.S.A.) Limited
Mid Cap Stock Trust	Wellington Management Company, LLP
Mid Cap Value Equity Trust	Riversource Investments, LLC
Mid Value Trust	T. Rowe Price Associates, Inc.
Money Market Trust	MFC Global Investment Management (U.S.A.) Limited
Money Market Trust B	MFC Global Investment Management (U.S.A.) Limited
Mutual Shares Trust	Franklin Mutual Advisers, LLC
Natural Resources Trust	Wellington Management Company, LLP
New Income Trust	T. Rowe Price Associates, Inc.
Optimized All Cap Trust	MFC Global Investment Management (U.S.A.) Limited
Optimized Value Trust	MFC Global Investment Management (U.S.A.) Limited

Real Estate Securities Trust	Deutsche Investment Management Americas Inc. and RREEF America LLC
Real Return Bond Trust	Pacific Investment Management Company LLC
Science & Technology Trust	T. Rowe Price Associates, Inc. & RCM Capital Management LLC
Short Term Government Income Trust	MFC Global Investment Management (U.S.A.) Limited
Small Cap Growth Trust	Wellington Management Company, LLP
Small Cap Index Trust	MFC Global Investment Management (U.S.A.) Limited
Small Cap Opportunities Trust	Dimensional Fund Advisors Inc. and Invesco Aim Capital Management, Inc.
Small Cap Value Trust	Wellington Management Company, LLP
Small Company Growth Trust	Invesco Aim Capital Management, Inc.
Small Company Value Trust	T. Rowe Price Associates, Inc.
Smaller Company Growth Trust	Frontier Capital Management Company, LLC; Perimeter Capital Management; MFC Global Investment Management (U.S.A.) Limited
Strategic Bond Trust	Western Asset Management Company
Strategic Income Opportunities Trust (FKA Strategic Income Trust)	MFC Global Investment Management (U.S.), LLC and Declaration Management & Research LLC
Total Bond Market Trust A	Declaration Management & Research LLC
Total Bond Market Trust B	Declaration Management & Research LLC
Total Return Trust	Pacific Investment Management Company LLC
Total Stock Market Index Trust	MFC Global Investment Management (U.S.A.) Limited
U.S. High Yield Bond Trust	Wells Capital Management, Incorporated
U.S. Multi Sector Trust	Grantham, Mayo, Van Otterloo & Co. LLC
Utilities Trust	Massachusetts Financial Services Company
Value & Restructuring Trust	Columbia Management Advisors, LLC
Value Trust	Morgan Stanley Investment Management Inc. (Van Kampen)